Exhibit 99.1

Extraction Oil & Gas, Inc. Provides Operations and Guidance Update

DENVER - October 18, 2018 (GLOBE NEWSWIRE) -- Extraction Oil & Gas, Inc. (NASDAQ: XOG) (“Extraction” or the “Company”) today provided select preliminary operational results for the third quarter of 2018 along with updated full-year 2018 production, capital and expense guidance and its preliminary outlook for 2019.

Key Highlights

•	Estimated third-quarter 2018 average net sales volumes of 75.7 thousand barrels of oil equivalent per day (MBoe/d) including 39.3 thousand barrels per day (MBbl/d) of crude oil;

•
Updated full-year 2018 production guidance to 74.0 - 75.0 MBoe/d, including 39.0 - 40.0 MBbl/d of crude oil, which represents 44% total equivalent production growth and 50% crude oil production growth year-over-year;

•	Maintains its previously disclosed full-year 2018 capital expenditure guidance range of $890 - $990 million, including $770 - $840 million of drilling and completion (D&C) capital; and

•
Preliminary forecasted 2019 annual crude oil production growth of approximately 15% and a D&C capital expenditure program of $650 - $700 million, which is expected to generate free cash flow for the year.

Commenting on the Company’s preliminary operational results for the third quarter and its outlook for the remainder of 2018 and for 2019, Extraction’s Chairman and CEO Mark Erickson said, “When we embarked on our 2018 program, it was our expectation that DCP’s Plant 10 would provide much more relief than what we are seeing, and the continued tightness severely impacted the production growth ramp that was expected during the third quarter. While DCP has another plant scheduled to come on during the second quarter of 2019, we are not optimistic that this upcoming plant will alleviate this tightness in the northern portion of the Wattenberg field, and as such, we have decided to focus nearly all of our 2019 drilling and completion operations in areas serviced by other midstream providers.”

“We still currently have a significant amount of production curtailed, and we are confident that we could have met or exceeded our original production guidance absent these constraints given the outstanding wells we have been delivering over the last several quarters. We view the reduction in anticipated 2019 capital expenditures as the prudent approach given how much production we have ready to flow once sufficient processing capacity is available.”

Preliminary Third-Quarter 2018 Operations Update

Extraction expects its third-quarter 2018 average net sales volumes were approximately 75.7 MBoe/d including 39.3 MBbl/d of crude oil. The Company estimates its realized prices during the third quarter of 2018 were $62.32/Bbl for crude oil, $1.95/Mcf for natural gas and $24.49/Bbl for NGLs.

During the third quarter, Extraction reached total depth on 41 gross (30 net) wells with an average lateral length of approximately 9,700 feet and completed 31 gross (26 net) wells with an average lateral length of approximately 6,500 feet. The Company turned to sales 71 gross (61 net) wells with an average lateral length of approximately 9,600 feet.

For the third-quarter 2018, Extraction estimates its aggregate drilling, completion and leasehold capital expenditures totaled approximately $194 million, $168 million of which was for drilling and completion activities. In addition, Elevation Midstream, Extraction's wholly owned midstream subsidiary, incurred an estimated $38 million of capital expenditures. Elevation's capital budget results in no capital outlay from Extraction and the financing is non-recourse to Extraction's balance sheet.

As of September 30, 2018, Extraction had $290 million of borrowings outstanding under its revolving credit facility and $92 million of cash as of September 30, 2018, in addition to $182 million of cash which is held by Elevation Midstream, LLC and is earmarked for construction of pipeline infrastructure to serve the development of acreage in its Hawkeye and Southwest Wattenberg areas.

The following table provides a summary of preliminary per unit financial operating expense data based on the most current information available to management:

	For the Three Months Ended
	September 30, 2018
	Low	High
Expense per BOE:
Lease operating expenses	$2.87	$2.97
Transportation and gathering	$1.64	$1.74
Production taxes	$3.05	$3.15
General and administrative expenses	$2.53	$2.63

2018 Capital Program, Production and Operating Expense Guidance Details

For the full-year 2018, the Company expects to drill between 168 and 173 gross wells with an average lateral length of 1.8 miles and an average working interest of 85%, complete between 170 and 175 gross wells with an average lateral length of 1.7 miles and an average working interest of 90%, and turn to sales between 163 and 168 gross wells with an average lateral length of 1.6 miles and an average working interest of 87%.

Average daily production, aggregate capital expenditures and selected operating expenses per unit of production for the full-year of 2018 are estimated to be:

Production	Full-Year 2018
Oil production (MBbl/d)	39 - 40
Total equivalent production (MBoe/d)	74 - 75

Capital Expenditures ($ in MM)
Drilling & completion	$770 - $840
Land & other	$120 - $150

Unit Costs ($/Boe)
Lease operating expense (LOE)	$3.00 - $3.10
Transportation & marketing	$1.50 - $1.60
Cash general & administrative (G&A)	$2.50 - $2.60
Production taxes (% of revenue)	10%

Preliminary 2019 Production and Capital Expenditure Guidance Details

Extraction expects tightness on DCP’s midstream system in the northern portion of the Wattenberg field will persist with limited relief after DCP’s Plant 11 is placed into service during the second quarter of 2019. As a response, Extraction’s planned drilling and completion (D&C) capital expenditures of $650 - $700 million in 2019 are expected to generate approximately 15% year-over-year crude oil production growth while generating free cash flow for the full year.

About Extraction Oil & Gas, Inc.

Denver-based Extraction Oil & Gas, Inc. is an independent energy exploration and development company focused on exploring, developing and producing crude oil, natural gas and NGLs primarily in the Wattenberg Field in the Denver-Julesburg Basin of Colorado. For further information, please visit www.extractionog.com. The Company's common shares are listed for trading on the NASDAQ exchange under the symbol “XOG.”

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as "may," "expect," "estimate," "project," "plan," "believe," "intend," "achievable," "anticipate," "will," "continue," "potential," "should," "could," and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the “Risk Factors” section of our most recent Form 10-K and Forms 10-Q filed with the Securities and Exchange Commission and in our other public filings and press releases. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statement.

Investor Contact: Louis Baltimore, ir@extractionog.com, 720-974-7773
Media Contact: Brian Cain, info@extractionog.com, 720-974-7782